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EXHIBIT 21.1

                           SUBSIDIARIES OF THE COMPANY
                             AS OF DECEMBER 31, 2007


NAME                                            STATE OF INCORPORATION
----                                            ----------------------

DLR Leasing, Inc.                               Nevada
DLR Factoring, Inc.                             Nevada